Exhibit (b)(4)


                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                         SCUDDER AGGRESSIVE GROWTH FUND
                             SCUDDER BLUE CHIP FUND
                           SCUDDER DYNAMIC GROWTH FUND
                      SCUDDER FOCUS VALUE PLUS GROWTH FUND
                              SCUDDER GROWTH TRUST
                           SCUDDER HIGH INCOME SERIES
                            SCUDDER HIGH INCOME TRUST
                SCUDDER INTERMEDIATE GOVERNMENT AND AGENCY TRUST
                               SCUDDER MONEY FUNDS
                        SCUDDER MULTI-MARKET INCOME TRUST
                         SCUDDER MUNICIPAL INCOME TRUST
                               SCUDDER PORTFOLIOS
                      SCUDDER STATE TAX-FREE INCOME SERIES
                          SCUDDER STRATEGIC INCOME FUND
                         SCUDDER STRATEGIC INCOME TRUST
                    SCUDDER STRATEGIC MUNICIPAL INCOME TRUST
                               SCUDDER TARGET FUND
                             SCUDDER TECHNOLOGY FUND
                     SCUDDER U.S. GOVERNMENT SECURITIES FUND
                             SCUDDER YIELDWISE FUNDS
                     TAX-EXEMPT CALIFORNIA MONEY MARKET FUND

                            Certificate of Secretary

         I, John Millette, do hereby certify that I am the Secretary of the above Trusts ("the Funds"), and that as such, I am authorized to execute this Certificate on behalf of the Funds and their series, as applicable. I further certify that:

         1. The following is a complete and correct copy of a resolution duly adopted by the duly elected Members of the Board of the Funds at a meeting duly called, convened and held on September 24, 2004, at which a quorum was present and acting throughout, and that such resolution has not been amended and is in full force and effect.

                           RESOLVED, that the amendments to the By-Laws of the Fund, as presented to this meeting, be, and they hereby are approved.

         2. Attached as Exhibit A is a true, complete, and correct copy of the amendments to Sections 4.7 and 4.7a of the By-Laws of the Funds, as amended, effective as of September 24, 2004.

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IN WITNESS WHEREOF, I hereunto set my hand this 29th day of November, 2004.
                                                ----

                                                  /s/John Millette
                                                  ------------------------------
                                                  John Millette
                                                  Secretary

EXHIBIT A


                  Section 4.7 of the Funds' By-Laws shall be amended to read as follows:

                  Section 4.7 Powers and Duties of the Treasurer. The Treasurer shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to
                  Section 10 of these By-laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties as from time to time may be assigned to him by the Trustees, the President, Chief Executive Officer or the Chief Financial Officer. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

                  Section 4.7a Chief Financial Officer. The Chief Financial Officer shall be the principal financial and accounting officer of the Trust. The Chief Financial Officer shall be responsible for executing such certifications with respect to the financial and other reports of the Trust as are required by law, rule or regulation to be executed by a principal financial and/or accounting officer. The Chief Financial Officer shall perform such other duties as may be assigned to him or her by the Trustees, the President or Chief Executive Officer. The Chief Financial Officer shall render to the President, Chief Executive Officer and/or Trustees, at the regular meetings of the Trustees or whenever it may so require, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Trust.